                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       Phoenix Duff & Phelps Corporation
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1)  Title of each class of securities to which transaction applies:

        --------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        --------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        --------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        --------------------------------------------------------------

    5)  Total fee paid:

        --------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------

                                     LOGO
                       PHOENIX DUFF & PHELPS CORPORATION

                              56 Prospect Street
                          Hartford, Connecticut 06115

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 7, 1998

To the Stockholders of
 PHOENIX DUFF & PHELPS CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Phoenix Duff & Phelps Corporation (the "Company") will be held at the headquarters of the Company, 56 Prospect Street, Hartford, Connecticut 06115, on Thursday, May 7, 1998, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

  1. To elect fourteen directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  2. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to change the corporate name to Phoenix Investment Partners, Ltd.; and

  3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record as of the close of business on March 23, 1998 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of Phoenix Duff & Phelps Corporation, 56 Prospect Street, Hartford, Connecticut 06115. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                          By order of the Board of Directors

                                          Thomas N. Steenburg,
                                          Secretary

Hartford, Connecticut
March 31, 1998

                                PROXY STATEMENT
                       PHOENIX DUFF & PHELPS CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998

                              GENERAL INFORMATION

  This proxy statement is being furnished to the stockholders of Phoenix Duff & Phelps Corporation, a Delaware corporation (the "Company"), 56 Prospect Street, Hartford, Connecticut 06115, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 7, 1998 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 31, 1998.

  The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

  If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve), for the approval of the proposed amendment to the Company's Certificate of Incorporation to change the corporate name to Phoenix Investment Partners, Ltd. and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

  The Company has one class of voting stock outstanding, Common Stock, par value $.01 per share ("Common Stock"). On March 23, 1998, 43,943,098 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on March 23, 1998 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors. On March 23, 1998, 3,172,100 shares of the Company's Series A Convertible Exchangeable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), were also outstanding, but are not entitled to vote at the meeting.

  Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                        PRINCIPAL HOLDERS OF SECURITIES

  The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 23, 1998; and (ii) the percent of the Common Stock so owned as of that date:

                                                  AMOUNT AND NATURE
                                                    OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)    COMMON STOCK
------------------------------------              ----------------- ------------
Phoenix Home Life Mutual Insurance Company.......    30,754,000(2)      63.7%
One American Row
Hartford, Connecticut 06102

  The following table shows with respect to each director and nominee for director of the Company, each of the five executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, eighteen in number: (i) the total number of shares of Common Stock and Series A Preferred Stock beneficially owned as of March 23, 1998; and (ii) the percent of the Common Stock and Series A Preferred Stock so owned as of that date:

                                   COMMON STOCK        SERIES A PREFERRED STOCK
                             ------------------------- -------------------------
                             AMOUNT AND NATURE         AMOUNT AND NATURE
                               OF BENEFICIAL             OF BENEFICIAL
NAME OF BENEFICIAL OWNER        OWNERSHIP(1)   PERCENT   OWNERSHIP(1)    PERCENT
------------------------     ----------------- ------- ----------------- -------
Philip R. McLoughlin(3)....        112,436        *            --          --
Calvin J. Pedersen(3)(4)...        283,959        *         16,019          *
Michael E. Haylon(3).......         60,267        *            --          --
Clyde E. Bartter(3)(4).....         64,707        *          4,300          *
William R. Moyer(3)........         53,737        *            --          --
David R. Pepin(3)..........         38,334        *            --          --
Robert W. Fiondella(3).....         73,290        *            --          --
Richard H. Booth(3)........         35,799        *            --          --
Edward P. Lyons(3).........         33,982        *            --          --
Marilyn E. LaMarche(3).....         20,491        *            --          --
James M. Oates(3)..........         50,982        *            --          --
Ferdinand Verdonck(3)......         30,982        *            --          --
John T. Anderson(3)........         21,491        *            --          --
Glen D. Churchill(3)(4)....         23,624        *            525          *
Donna F. Tuttle(3)(4)......         35,229        *            610          *
David A. Williams(3)(4)....         32,148        *            375          *
All directors and executive
 officers as a group
 (18 persons)(3)(4)........      1,024,054      2.28%       21,829          *

--------
*Less than one percent.
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Based upon the number of shares of Common Stock and Series A Preferred Stock reported in the most recent Schedule 13D filed by Phoenix Home Life Mutual Insurance Company with the Securities and Exchange Commission. Includes 26,400,000 shares of Common Stock beneficially owned by Phoenix Home Life Mutual Insurance Company and 4,354,000 shares of Common Stock which could be acquired through the conversion of 1,400,000 shares of Series A Preferred Stock beneficially owned by Phoenix Home Life Mutual Insurance Company. Each share of Series A Preferred Stock is convertible at any time into 3.11 shares of Common Stock.
(3) Includes shares of Common Stock and Series A Preferred Stock which could be acquired through the exercise of stock options as follows: Mr. McLoughlin, 95,001 shares of Common Stock; Mr. Pedersen, 138,438 shares of Common Stock, 8,677 shares of Series A Preferred Stock; Mr. Haylon, 46,667 shares of Common Stock; Mr. Bartter, 18,000 shares of Common Stock, 1,800 shares of Series A Preferred Stock; Mr. Moyer, 40,001 shares of Common Stock; Mr. Pepin, 33,334 shares of Common Stock; Mr. Fiondella, 43,290 shares of Common Stock; Mr. Booth, 32,799 shares of Common Stock; Mr. Lyons, 30,982 shares of Common Stock; Ms. LaMarche, 20,491 shares of Common Stock; Mr. Oates, 30,982 shares of Common Stock; Mr. Verdonck, 30,982 shares of Common Stock; Mr. Anderson, 20,491 shares of Common Stock; Mr. Churchill, 20,491 shares of Common Stock, 375 shares of Series A Preferred Stock; Ms. Tuttle, 30,982 shares of Common Stock, 375 shares of Series A Preferred Stock; Mr. Williams, 30,982 shares of Common Stock, 375 shares of Series A Preferred Stock; all directors and executive officers as a group, 708,915 shares of Common Stock, 11,602 shares of Series A Preferred Stock. Also includes shares of restricted Common Stock as follows: Mr. Pedersen, 6,280 shares of restricted Common Stock; Mr. Haylon, 8,600 shares of restricted Common Stock; Mr. Moyer, 3,310 shares of restricted Common Stock; all directors and executive officers as a group, 20,200 shares of restricted Common Stock.
(4) Includes shares of Common Stock which could be acquired through the conversion of shares of Series A Preferred Stock beneficially owned by such person. Each share of Series A Preferred Stock is convertible at any time into 3.11 shares of Common Stock.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

  At the meeting, fourteen directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

  The following persons are nominees for election as directors of the Company:

  PHILIP R. MCLOUGHLIN--Age--51--Director since--1995

    Mr. McLoughlin has been Chairman of the Board of the Company since May 13, 1997 and Chief Executive Officer of the Company since November 1, 1995. Mr. McLoughlin has also been a Director of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life") since February 1994 and has been employed by Phoenix Home Life as Executive Vice President--Investments since December 1988. In addition, Mr. McLoughlin serves as President of Phoenix Equity Planning Corporation ("PEPCO"), Chairman of Phoenix Investment Counsel, Inc. ("PIC") and Chairman and Chief Executive Officer of National Securities & Research Corporation ("NS&RC"), subsidiaries of the Company. He also is a member of the Board of Directors of these corporations, Pasadena Capital Corporation, Beutel, Goodman & Company Ltd., Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. Mr. McLoughlin also serves as President and as a Director or Trustee of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (collectively, the "Phoenix Mutual Funds"). He is a Director of PM Holdings, Inc. ("PM Holdings"), Phoenix Charter Oak Trust Company, Aberdeen Asset Management plc, The World Trust, a Luxembourg closed-end fund, PXRE Corporation ("PXRE"), a publicly-traded corporation, and its wholly-owned subsidiary, PXRE Reinsurance Company ("PXRE Reinsurance").

  CALVIN J. PEDERSEN--Age--56--Director since--1992

    Mr. Pedersen has been President of the Company since July 1993. From January 1992 to July 1993, Mr. Pedersen served as an Executive Vice President of the Company. Mr. Pedersen was also an Executive Vice President of Duff & Phelps Inc. ("DPI"), the former parent of the Company's operating subsidiaries, from 1988 until its dissolution in 1992. From 1986 to 1988, he served as Senior Vice President--Marketing and Sales of DPI. Mr. Pedersen joined the Company in 1986 from First Chicago Investment Advisors, an investment management company, where he was a Managing Director and head of the Account Management and Administration Division. Mr. Pedersen is also President and Chief Executive Officer of Duff & Phelps Utilities Income Inc., Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. and serves as a Director or Trustee of the Phoenix Mutual Funds and Beutel, Goodman & Company Ltd.

  MICHAEL E. HAYLON--Age--40--Director since--1995

    Mr. Haylon has been an Executive Vice President of the Company since November 1, 1995. From February 1993 to November 1, 1995, Mr. Haylon was Senior Vice President--Securities Investments of Phoenix Home Life. Mr. Haylon is also President of PIC, Executive Vice President of NS&RC and Executive Vice President of the Phoenix Mutual Funds. From June 1991 through January 1993, Mr. Haylon was Vice President, Public Fixed Income and from June 1990 through May 1991, he was Vice President, Public Bond Investments of Phoenix Home Life. Mr. Haylon was Vice President of Aetna Capital Management from August 1986 until June 1990 and a Managing Director of Aetna Bond Investors from February 1989 until June 1990. Mr. Haylon also serves as a member of the Boards of Directors of PIC, PEPCO and NS&RC.

  CLYDE E. BARTTER--Age--66--Director since--1997

    Mr. Bartter has been President of Duff & Phelps Investment Management Co., a subsidiary of the Company, since April 7, 1997. He also serves as a member of the Board of Directors of Duff & Phelps Investment Management Co. Prior to joining Duff & Phelps Investment Management Co. in 1983, Mr. Bartter was President of Portfolio Advisory Services, an investment counsel subsidiary of the National City Bank of Cleveland.

  ROBERT W. FIONDELLA--Age--55--Director since--1995

    Mr. Fiondella has been Chairman of the Board, President and Chief Executive Officer of Phoenix Home Life since February 1994. From July 1992 until February 1994, Mr. Fiondella served as President and Principal Operating Officer and from February 1989 until July 1992, as President and Chief Operating Officer, of Phoenix Home Life. Mr. Fiondella is the President of PM Holdings and is also a member of the Board of Directors of several of Phoenix Home Life's subsidiaries, including PM Holdings and Phoenix Charter Oak Trust Company. Mr. Fiondella is also a member of the Boards of Directors of PXRE, PXRE Reinsurance, Advest Group, Inc., The American Basketball League and Barnes Group.

  RICHARD H. BOOTH--Age--51--Director since--1995

    Mr. Booth has been Executive Vice President of Phoenix Home Life since October 1994. Mr. Booth is also an officer and Director of several subsidiaries of Phoenix Home Life. Prior to joining Phoenix Home Life in October 1994, Mr. Booth was President and Chief Operating Officer and a Director of The Travelers Corporation, where he was employed for 16 years. Mr. Booth is also a member of the Board of Directors of HSB Group, Inc., MECH Financial, Inc. and Aberdeen Asset Management plc.

  EDWARD P. LYONS--Age--71--Director since--1995

    From 1984 through February 20, 1996, Mr. Lyons was a Director of Phoenix Home Life. He presently serves on its Directors Advisory Board. Prior to 1985, Mr. Lyons was Vice Chairman of The Olin Corporation. Mr. Lyons is also Chairman of the Board of Directors of Carberry Investment Management Corp. and a member of the Board of Directors of PXRE and PXRE Reinsurance.

  MARILYN E. LAMARCHE--Age--63--Director since--1995

    Ms. LaMarche has been a Director of Phoenix Home Life since 1989. Ms. LaMarche has been a Limited Managing Director of Lazard Freres & Co., L.L.C. (and a general partner of its predecessor), a New York based investment banking company, since January 1983.

  JAMES M. OATES--Age--51--Director since--1995

    Mr. Oates has been Chairman of IBEX Capital Markets, LLC since October 1996 and Managing Director of The Wydown Group since April 1994. From 1984 through 1994, he served as President and Chief Executive Officer of Neworld Bank. Mr. Oates is also a Director or Trustee of the Phoenix Mutual Funds. In addition, Mr. Oates is a Director of AIB Govett Funds, Inc., Investors Financial Services Corporation, Investors Bank & Trust Co., Blue Cross and Blue Shield of New Hampshire, Plymouth Rubber Company, Massachusetts Housing Partnership, Stifel Financial, and Command Systems.

  FERDINAND L. J. VERDONCK--Age--55--Director since--1995

    Mr. Verdonck has been Managing Director of Almanij N.V., the holding company of the Almanij-Kredietbank Group, since 1992. He also serves as a Director of Almanij N.V., Kredietbank N.V., Brussels, Belgium, Kredietbank Luxembourg S.A., and of various affiliated companies in the Group. From 1984 to 1992, Mr. Verdonck served in various senior executive capacities with N.V. Bekaert

    S.A., a Belgian steel wire and cord manufacturer, both in Belgium and New York City. He was a Senior Vice President of Lazard Freres & Co. in New York from 1977 to 1984, having previously served as an International Banking Officer of Continental Illinois Bank in Chicago.

  JOHN T. ANDERSON--Age--67--Director since--1996

    Mr. Anderson has been of counsel to Lord, Bissell & Brook, a Chicago law firm, since January 2, 1996. From 1966 to January 2, 1996, Mr. Anderson was a partner of Lord, Bissell & Brook.

  GLEN D. CHURCHILL--Age--64--Director since--1992

    Mr. Churchill is presently retired. Prior to May 1, 1992, Mr. Churchill was President and Chief Executive Officer of West Texas Utilities Company for more than the preceding five years.

  DONNA F. TUTTLE--Age--50--Director since--1992

    Ms. Tuttle has been President of Korn Tuttle Capital Group, a Los Angeles, California investment consulting firm, since March 1992. From January 1990 to March 1992, Ms. Tuttle was Chairman and Chief Executive Officer of Ayer Tuttle, a division of an international advertising agency. From January 1988 to January 1989, Ms. Tuttle served as U.S. Deputy Secretary of Commerce. Ms. Tuttle is also a member of the Board of Directors of Hilton Hotels Corp.

  DAVID A. WILLIAMS--Age--56--Director since--1993

    Mr. Williams is President of Roxborough Holdings Ltd. Mr. Williams was President and Chief Executive Officer of Beutel, Goodman & Company Ltd., a Toronto, Canada investment counseling firm ("BG"), from 1991 to December 1994. From 1971 to 1991, he served as Vice President of BG. Mr. Williams joined BG in 1969. The Company owns 49% of the outstanding voting capital stock of BG. Mr. Williams is also a member of the Board of Directors of Emtech Technologies Corp., Pinetree Capital Ltd., Octagon Industries Ltd., Radiant Energy Ltd., Adviser Financial Network Inc., Global Equity Inc. and Canarco Ltd.

CERTAIN FILINGS

  Directors and executive officers of the Company and beneficial owners of more than ten percent of the Common Stock file periodic reports regarding ownership of shares of Common Stock and Series A Preferred Stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. Mr. Haylon purchased 2,000 shares of Common Stock in May 1996. The statement of changes in beneficial ownership reporting this transaction was inadvertently untimely filed.

THE BOARD OF DIRECTORS

  The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by reports presented at meetings of the Board and its committees. During 1997, the Board of Directors met five times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

BOARD COMMITTEES

  The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee. A fourth committee, the Stock Option Committee, was dissolved and its functions reassigned to the Compensation Committee on October 22, 1997.

  The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the General Corporation Law of the State of Delaware. The Executive Committee, which is presently composed of Messrs. Fiondella (Chairman), Anderson, Booth, Lyons, McLoughlin and Pedersen, did not meet during 1997.

  The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee, which is presently composed of Messrs. Churchill (Chairman), Lyons and Verdonck and Ms. Tuttle, met four times during 1997.

  Prior to October 22, 1997, the Stock Option Committee administered the Company's stock incentive plans. The Stock Option Committee, which was composed of Ms. Tuttle (Chairman) and Messrs. Churchill and Williams, met three times and acted twice by written consent during 1997.

  The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses and other incentive programs. On October 22, 1997, the Compensation Committee was designated the administrative committee for the Company's stock incentive program. The Compensation Committee, which is presently composed of Messrs. Oates (Chairman), Anderson and Williams and Ms. LaMarche, met four times during 1997, including one meeting in its capacity as administrator of the stock incentive program.

  The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's By-Laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

  The Compensation Committee of the Board of Directors is responsible for establishing, administering and evaluating the Company's policies regarding the compensation of its executive officers. The Company's compensation policies are intended to align executive compensation with the business objectives and performance of the Company. Additionally, the Company's compensation policies are designed to permit the Company to attract, retain and motivate executive officers to ensure the long-term success of the Company.

  The compensation of executive officers is composed of three components: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive officer in establishing each element of his compensation. The compensation of the Company's Chief Executive Officer is subject to the same policies that are applicable to all executive officers of the Company.

SALARY

  In establishing the annual salaries of each of the Company's executive officers, including the Chief Executive Officer, the responsibilities, abilities and industriousness of the executive officer and the Company's performance were considered. The salaries of persons holding similar positions at comparable companies were also reviewed.

ANNUAL INCENTIVE COMPENSATION

  The Board of Directors has adopted two incentive compensation plans, the Investment Incentive Plan ("IIP") and the Management Incentive Plan ("MIP"). Incentive compensation is intended to be variable and closely tied to corporate and individual performance in a manner that encourages a continuous focus on providing top-quality service to clients, increasing productivity and obtaining new business opportunities in order to increase profitability and stockholder value.

  In 1997, Messrs. McLoughlin, Pedersen, Haylon, Pepin and Moyer participated in the MIP. Payouts under the IIP are based 75% on the basis of quantitative portfolio performance results and 25% (the "nonquantitative portion") on factors including corporate earnings and personal performance. The nonquantitative portion of the IIP and the entire payout under the MIP are funded based on achievement of revenue and profitability objectives. Under the IIP, individual incentive compensation can range from 0% to 300% of salary based upon the nature of a covered individual's specific job requirements. Under the MIP, eligible officers with salaries under $100,000 have a payout range of between 0% and 25% of salary, and officers with salaries of $100,000 or more generally have a payout range of between 0% and 60% of salary.

LONG-TERM INCENTIVE COMPENSATION

  Pursuant to the Company's Stock Incentive Plans, key employees of the Company, including executive officers, are eligible to receive long-term incentives in a variety of forms including stock options, stock appreciation rights, restricted stock, phantom stock and other stock based awards. The purpose of the Stock Incentive Plans is to enable the Company to attract and retain the best available executive personnel and other key employees, to provide for the Company's long-term growth and business success and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its stockholders. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of stockholders and employees who receive awards. The Stock Incentive Plans are administered by the Compensation Committee.

  The Compensation Committee determines the individuals to whom awards are granted, the type and amount of awards to be granted, the time of all such grants and the terms, conditions and provisions of such awards and the restrictions related thereto. In making awards under the Stock Incentive Plans, the Compensation Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his past performance and his anticipated future contribution to the Company.

  During 1997, only stock options were granted under the Stock Incentive Plans. The Compensation Committee believes that the grant of stock options provides a strong incentive for employees to increase stockholder value over the long term because the full benefit of such awards cannot be realized unless the value of the Company's Common Stock appreciates over a specified number of years. Most of the officers of the Company received options in 1997. The exercise price of options granted in 1997 is equal to the fair market value per share of Common Stock on the date of grant. Generally, one-third of each option grant vests on the first, second and third anniversaries of the date of grant and such options expire ten years after the date of grant.

  Amendments adopted in 1993 to the Internal Revenue Code limit the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company believes that the limitations are not applicable to stock options granted under the Stock Incentive Plans. With respect to annual incentive compensation, the Company has not taken any action to exclude annual incentive compensation from the limitations on deductibility.

  The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in 1997 is set forth in the tables that follow this Report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation policies that the Compensation Committee has established and administered contribute to this focus.

                                          THE COMPENSATION COMMITTEE
                                          James M. Oates (Chairman)
                                          John T. Anderson
                                          Marilyn E. LaMarche
                                          David A. Williams

  The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

  The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered in all capacities during each of the Company's fiscal years ended December 31, 1997, 1996 and 1995:

                                                           LONG TERM
                                                         COMPENSATION
                                                            AWARDS
                                                   -------------------------
                                                   RESTRICTED
                              ANNUAL COMPENSATION    STOCK      SECURITIES
NAME AND PRINCIPAL            --------------------   AWARDS     UNDERLYING        ALL OTHER
POSITION                 YEAR SALARY ($) BONUS ($)   ($)(1)   OPTIONS (#)(2) COMPENSATION ($)(3)
------------------       ---- ---------- --------- ---------- -------------- -------------------
Philip R. McLoughlin.... 1997  $525,000  $468,167       --       100,000           $18,468
 Chairman of the Board   1996   466,154   443,667       --        85,000            16,828
  and
 Chief Executive         1995       --        --        --       100,000               --
  Officer(4)
Calvin J. Pedersen...... 1997   498,287   767,817       --        50,000            20,590
 President               1996   456,500   767,900       --        55,000             6,980
                         1995   456,500   817,829       --       100,000             6,653
Michael E. Haylon....... 1997   300,000   413,333   $65,038       60,000             8,925
 Executive Vice          1996   273,269   500,333       --        50,000             5,277
 President
                         1995   247,404   354,302       --        45,000             4,519
David R. Pepin.......... 1997   250,000   154,500       --        30,000            12,520
 Executive Vice          1996   210,000   143,300       --        50,000             5,687
  President(5)
                         1995   172,308    35,600       --        25,000             4,274
William R. Moyer........ 1997   214,038   122,300    25,032       55,000             7,622
 Senior Vice President   1996   182,692    30,300       --        40,000             6,458
 and
 Chief Financial Officer 1995   135,192    35,500       --        40,000             5,860

--------
(1) Value of shares of restricted stock is based upon the closing market price per share of Common Stock on the date of grant. The number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 1997 were as follows: Mr. Haylon, 8,600 shares, $68,800; and Mr. Moyer, 3,310 shares, $26,480. Beginning February 5, 1999, annually, upon the anniversary of the date of grant of the restricted stock, one-third of the restricted stock granted becomes vested, until the third anniversary of the date of grant, whereupon the restricted stock granted is fully vested. Declared dividends are accrued until the stock restrictions are released, at which time they are paid.
(2) Number of shares of Common Stock subject to options granted during the year indicated under the Company's 1992 Long-Term Stock Incentive Plan.

(3) Consists of matching contributions made by the Company pursuant to the Company's Savings Plan and life insurance premiums paid by the Company. For 1997, life insurance premiums in the following amounts were paid by the Company: Mr. McLoughlin, $3,168; Mr. Pedersen, $6,375; Mr. Pepin, $5,220; and Mr. Moyer, $2,822.
(4) Mr. McLoughlin has been Chief Executive Officer of the Company since November 1, 1995. During 1995, Mr. McLoughlin was also employed by Phoenix Home Life and did not receive a separate salary or bonus from the Company for his services to the Company.
(5) Mr. Pepin resigned as Executive Vice President and Director effective February 4, 1998.

EMPLOYEE STOCK OPTIONS

  Option Grants. The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Executive Compensation Table during the Company's 1997 fiscal year:

                               INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING   % OF TOTAL
                          OPTIONS   OPTIONS GRANTED EXERCISE
                          GRANTED   TO EMPLOYEES IN   PRICE                     GRANT DATE PRESENT
NAME                       (#)(1)     FISCAL YEAR   ($/SH)(2)  EXPIRATION DATE     VALUE ($)(3)
----                     ---------- --------------- --------- ----------------- ------------------
Philip R. McLoughlin....  100,000           5%        $8.00   December 31, 2007      $206,420
Calvin J. Pedersen......   50,000           3          8.00   December 31, 2007       103,210
Michael E. Haylon.......   60,000           3          8.00   December 31, 2007       123,852
David R. Pepin..........   30,000           2          8.00   December 31, 2007        61,926
William R. Moyer........   55,000           3          8.00   December 31, 2007       113,531

--------
(1) These options were granted on December 31, 1997 under the Company's 1992 Long-Term Stock Incentive Plan. These options are non-qualified stock options. Beginning December 31, 1998, annually, upon the anniversary of the date of grant of the options, one-third of the options granted become vested and exercisable, until the third anniversary of the date of grant, whereupon the options granted are fully vested and exercisable.
(2) The option exercise price is equal to the fair market value per share of Common Stock on the date of grant.
(3) Calculated pursuant to the Black-Scholes option pricing model. Assumes expected volatility of 25%, risk-free rate of return of 5.65%, dividend yield of 2.7%, time to expiration of ten years and no risk of forfeiture.

  Option Exercises. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1997 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1997 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                                   NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                    OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                                       YEAR END (#)        YEAR END ($)(2)
                             NUMBER OF                            ---------------------- --------------------
                         SHARES ACQUIRED ON                            EXERCISABLE/          EXERCISABLE/
NAME                        EXERCISE (#)    VALUE REALIZED ($)(1)     UNEXERCISABLE         UNEXERCISABLE
----                     ------------------ --------------------- ---------------------- --------------------
Philip R. McLoughlin....         --                   --              95,001/189,999       $  99,318/86,632
Calvin J. Pedersen......         --                   --             138,438/153,332        201,095/165,231
Michael E. Haylon.......         --                   --              46,667/108,333          48,100/45,800
David R. Pepin..........         --                   --               33,334/71,666          33,167/38,333
William R. Moyer........         --                   --               40,001/94,999          41,469/38,132

--------
(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.
(2) Value of unexercised in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1997 and the option exercise price per share multiplied by the number of shares subject to options.

  The following table sets forth certain information regarding options to purchase shares of Series A Preferred Stock exercised during the Company's 1997 fiscal year and the number and value of unexercised options to purchase shares of Series A Preferred Stock held at the end of the Company's 1997 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                                   NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                    OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                                       YEAR END (#)        YEAR END ($)(2)
                             NUMBER OF                            ---------------------- --------------------
                         SHARES ACQUIRED ON                            EXERCISABLE/          EXERCISABLE/
NAME                        EXERCISE (#)    VALUE REALIZED ($)(1)     UNEXERCISABLE         UNEXERCISABLE
----                     ------------------ --------------------- ---------------------- --------------------
Philip R. McLoughlin....         --                   --                     --                     --
Calvin J. Pedersen......         --                   --                 8,677/0              $40,446/0
Michael E. Haylon.......         --                   --                     --                     --
David R. Pepin..........         --                   --                     --                     --
William R. Moyer........         --                   --                     --                     --

--------
(1) Value realized is equal to the difference between the fair market value per share of Series A Preferred Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.
(2) Value of unexercised in-the-money options is equal to the difference between the fair market value per share of Series A Preferred Stock at December 31, 1997 and the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AGREEMENTS

  On November 1, 1995, Mr. Pedersen entered into an employment agreement with the Company pursuant to which he serves as President of the Company and Chairman of the Board of Duff & Phelps Investment Management Co., a subsidiary of the Company ("Investment Management"). The employment agreement will terminate on December 31, 1998. Mr. Pedersen's 1998 salary is $552,365. Mr. Pedersen will also receive an annual bonus of at least $767,817. The employment agreement restricts Mr. Pedersen from diverting any business from the Company for a period of three years after termination of his employment.

  The employment agreement is terminable by the Company in the event of the death or incapacity of Mr. Pedersen or if Mr. Pedersen commits an act of embezzlement or fraud or any act of dishonesty against the Company, neglects his assigned duties, which neglect continues for at least 90 days after written notice has been delivered to him, or engages in conduct which is demonstrably and materially injurious to the Company or its employees ("Cause").

  The employment agreement is terminable by Mr. Pedersen in the event of (a) a materially adverse change in his title or an assignment to him of any duties or responsibilities inconsistent with his title, (b) a reduction in his base salary or a failure to pay him any compensation or benefits, (c) requiring him to be based outside a 30-mile radius from Chicago, (d) a failure to continue his participation in any material compensation or employee benefit plan, (e) a material breach of the employment agreement by the Company, or (f) a failure to obtain an agreement from any person acquiring all or substantially all the assets and business of the Company to assume the employment agreement ("Good Reason"). In the event that Mr. Pedersen terminates the employment agreement for Good Reason or the Company terminates the employment agreement other than as a result of his death or incapacity or for Cause, Mr. Pedersen will be entitled to receive severance pay, in a single payment, in an amount equal to the aggregate base salary and guaranteed bonus he would have been entitled to receive if his employment had continued through the term of the employment agreement, and to receive through the earlier of 12 months after termination or the end of the term of the employment agreement, the life insurance, disability, medical, dental and hospitalization benefits he was receiving immediately prior to termination. Additionally, upon termination, one-third of all unvested stock options and stock appreciation rights held by him on the date of termination will vest and become exercisable, one-third of such options and stock appreciation rights will vest and become exercisable on the first anniversary of the date of termination and one-third of such options and stock appreciation rights will vest and become exercisable on the second anniversary of the date of termination. Notwithstanding the foregoing, to the extent that the payments and benefits (including the acceleration of options and stock appreciation rights) would be subject to the excise tax on "excess parachute payments" imposed under Section 4999 of the Internal Revenue Code, the payments and benefits shall be reduced to the extent necessary so that no payment to be made or benefit to be provided to Mr. Pedersen shall be subject to such excise tax.

SEVERANCE AGREEMENTS

  Messrs. McLoughlin, Haylon and Pepin have entered into severance agreements with the Company. Each agreement provides for payment in the event Phoenix Home Life and/or its subsidiaries' ownership percentage of the Company falls below 50% or upon the merger, consolidation, acquisition or other organizational change or event determined by the Executive Committee of the Company's Board of Directors (collectively a "Change of Control Event"). The agreements provide that upon a Change of Control Event, if the employee's employment is terminated without Cause, as defined in the agreement, or if the employee terminates employment for Good

Reason, as defined (including resignation following reduction in title, functional responsibilities or base salary) the Company will pay severance benefits. The benefit is to be made in a single payment in an amount equal to two times (three times, in the case of Mr. McLoughlin) the sum of the employee's annualized base salary at the time, the average of the prior three year's bonus or short-term incentive compensation payments, and the matching contributions made by the Company to its qualified and non-qualified savings and investment plans during the calendar year preceding the termination date. Further, one-third of any unvested stock options granted under the 1992 Long-Term Stock Incentive Plan will vest as of termination, and a further one-third will vest on each of the first two anniversaries of termination. In addition, the employee can continue to participate, at his own expense, in any life, accident and health insurance programs in which he participated at the time of his termination. Notwithstanding the foregoing, in the event that the payment and benefits would constitute an excess parachute payment, the total amount payable will be reduced so that no excess parachute payment results. Upon Mr. Pepin's resignation as an officer of the Company, the obligations under his severance agreement were assumed by Phoenix Home Life.

DIRECTORS' COMPENSATION

  Directors who are employees of the Company do not receive any compensation for serving as directors of the Company. In 1998, other directors receive an annual retainer of $24,000 and an additional $3,000 payable to any such director who serves as a chairman of a committee of the Board of Directors, plus an attendance fee for each such director of $1,000 per regular meeting and $750 per committee meeting. Under the Company's 1992 Long-Term Stock Incentive Plan, each non-employee director ("Outside Director") is automatically granted on the date he is first elected to the Board of Directors an option to purchase 10,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value per share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. Half of each Outside Director's annual retainer is paid in the form of an option to purchase shares of Common Stock. Each Outside Director may also elect to receive an option to purchase shares of Common Stock in lieu of being paid any portion or all of the half of the annual retainer that would otherwise be paid in cash. The number of shares of Common Stock subject to any such option is equal to the amount of the director's annual retainer to be paid in the form of an option divided by 15% of the fair market value of a share of Common Stock on the date of grant. The option price per share for any such option is equal to 85% of the fair market value of a share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. On January 31, 1997, Messrs. Anderson, Booth, Churchill, Fiondella, Lyons, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 10,491 shares of Common Stock of the Company at an exercise price equal to $6.49 per share as the option portion of their annual retainer for 1997. Such options became exercisable in full on January 31, 1998 and expire on January 31, 2007. On January 31, 1997, Messrs. Anderson, Booth, Churchill, Fiondella, Lyons, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 6,250 shares of Common Stock of the Company at an exercise price equal to $6.49 per share in order to equalize the options granted to each director in connection with his initial election as a director of the Company. Such options became exercisable in full on January 31, 1998 and expire on January 31, 2007. On February 14, 1997, Messrs. Fiondella, Lyons, Oates, Verdonck and Williams and Ms. Tuttle were each granted an option to purchase 10,491 shares of Common Stock of the Company at an exercise price equal to $6.49 per share in lieu of being paid the cash portion of their annual retainer for 1997. Such options became exercisable in full on February 14, 1998 and expire on February 14, 2007. Additionally, all Outside Directors are reimbursed for expenses incurred in attending board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors maintains a Compensation Committee, which presently consists of Messrs. Oates (Chairman), Anderson and Williams and Ms. LaMarche. None of the members of the Compensation Committee is presently or was formerly an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

  Mr. Pedersen is the President and Chief Executive Officer of Duff & Phelps Utilities Income Inc., a closed-end investment company ("Utilities Income Fund"). Investment Management serves as the investment adviser of the Utilities Income Fund. Pursuant to an investment advisory agreement between Investment Management and the Utilities Income Fund, Investment Management received $12.7 million in fees from the Utilities Income Fund in 1997.

  Mr. McLoughlin is a director and Mr. Pedersen is President and Chief Executive Officer of Duff & Phelps Utilities Tax-Free Income Inc., a closed-end investment company ("Utilities Tax-Free Fund"). Investment Management serves as the investment adviser of the Utilities Tax-Free Fund. Pursuant to an investment advisory agreement between Investment Management and the Utilities Tax-Free Fund, Investment Management received $1.0 million in fees from the Utilities Tax-Free Fund in 1997.

  Mr. McLoughlin is a director and Mr. Pedersen is President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc., a closed-end investment company ("Utility and Corporate Bond Trust"). Investment Management serves as the investment adviser of the Utility and Corporate Bond Trust. Pursuant to an investment advisory agreement between Investment Management and the Utility and Corporate Bond Trust, Investment Management received $1.8 million in fees from the Utility and Corporate Bond Trust in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Duff & Phelps Institutional Mutual Funds and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Duff & Phelps Institutional Mutual Funds, an open-end investment company. PIC and Investment Management serve as investment advisers of the Phoenix Duff & Phelps Institutional Mutual Funds. Pursuant to investment advisory agreements between PIC and Investment Management and the Phoenix Duff & Phelps Institutional Mutual Funds, PIC and Investment Management received a total of $.4 million in fees from the Phoenix Duff & Phelps Institutional Mutual Funds in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Series Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Series Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Series Fund, PIC received $34.4 million in fees from the Phoenix Series Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Portfolio Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Portfolio Fund, an open-end investment company. PIC serves as the investment adviser to six portfolios of the Phoenix Multi-Portfolio Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Multi-Portfolio Fund, PIC received $5.2 million in fees from the Phoenix Multi-Portfolio Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Strategic Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Strategic Equity Series Fund, an open-end investment company. PIC, NS&RC and Investment Management serve as the investment advisers of the Phoenix Strategic Equity Series Fund. Pursuant to investment advisory agreements between PIC, NS&RC and Investment Management and the Phoenix Strategic Equity Series Fund, PIC, NS&RC and Investment Management received a total of $4.7 million in fees from the Phoenix Strategic Equity Series Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of The Phoenix Edge Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of The Phoenix Edge Series Fund, an open-end investment company. PIC serves as the investment adviser to seven funds of The Phoenix Edge Series Fund. Pursuant to an investment advisory agreement between PIC and The Phoenix Edge Series Fund, PIC received $5.2 million in fees from The Phoenix Edge Series Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Strategic Allocation Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Strategic Allocation Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Strategic Allocation Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Strategic Allocation Fund, PIC received $2.1 million in fees from the Phoenix Strategic Allocation Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Sector Short Term Bond Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Sector Short Term Bond Fund, an open-end investment company. NS&RC serves as the investment adviser of the Phoenix Multi-Sector Short Term Bond Fund. After reimbursements, NS&RC did not receive any fees from the Phoenix Multi-Sector Short Term Bond Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Worldwide Opportunities Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Worldwide Opportunities Fund, an open-end investment company. NS&RC serves as the investment adviser of the Phoenix Worldwide Opportunities Fund. Pursuant to an investment advisory agreement between NS&RC and the Phoenix Worldwide Opportunities Fund, NS&RC received $1.2 million in fees from the Phoenix Worldwide Opportunities Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Income and Growth Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Income and Growth Fund, an open-end investment company. NS&RC serves as the investment adviser of the Phoenix Income and Growth Fund. Pursuant to an investment advisory agreement between NS&RC and the Phoenix Income and Growth Fund, NS&RC received $5.9 million in fees from the Phoenix Income and Growth Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Sector Fixed Income Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Sector Fixed Income Fund, an open-end investment company. NS&RC serves as the investment adviser of the Phoenix Multi-Sector Fixed Income Fund. Pursuant to an investment advisory agreement between NS&RC and the Phoenix Multi-Sector Fixed Income Fund, NS&RC received $1.9 million in fees from the Phoenix Multi-Sector Fixed Income Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix California Tax-Exempt Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix California Tax-Exempt Fund, an open-end investment company. NS&RC serves as the investment adviser of the Phoenix California Tax-Exempt Fund. Pursuant to an investment advisory agreement between NS&RC and the Phoenix California Tax-Exempt Fund, NS&RC received $.5 million in fees from the Phoenix California Tax-Exempt Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Aberdeen Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Aberdeen Series Fund. The Company serves as the administrator of the Phoenix-Aberdeen Series Fund and receives a fee equal to 15 basis points of the average daily net assets under management. PIC serves as one of two subadvisers to the Global Small Cap portfolio of the Phoenix-Aberdeen Series Fund. The Company received $76 thousand and PIC received $123 thousand in fees from the Phoenix-Aberdeen Series Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Equity Series Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Equity Series Fund. After reimbursements, PIC did not receive any fees from the Phoenix Equity Series Fund in 1997.

  Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Investment Trust 97 and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Investment Trust 97, an open-end investment company. PIC serves as the investment adviser of the Phoenix Investment Trust 97. After reimbursements, PIC did not receive any fees from the Phoenix Investment Trust 97 in 1997.

  PEPCO is the principal underwriter/distributor for the Phoenix Mutual Funds. PEPCO received $10.4 million in fees for such services from the Phoenix Mutual Funds in 1997.

  Messrs. McLoughlin and Fiondella are directors of Phoenix Charter Oak Trust Company. PIC serves as the investment adviser of Phoenix Charter Oak Trust Company, but no fees were earned from Phoenix Charter Oak Trust Company in 1997.

  On November 15, 1993, the Company (i) purchased 43,333 Class 3 Common Shares of Beutel, Goodman & Company Ltd. ("BG"), representing 40% of the outstanding voting capital stock of BG, for a purchase price of $7.8 million paid in cash and (ii) loaned to BG the sum of $3,875,000 evidenced by a 8.5% Redeemable Unsecured Debenture of BG payable periodically from the net earnings of BG and maturing as to any unpaid principal on November 14, 2003. On April 1, 1994, the Company purchased an additional 19,118 Class 3 Common Shares of BG for a purchase price of $7.2 million. As a result of the purchase of the 19,118 shares, the Company owns 49% of the outstanding voting capital stock of BG. Also on November 15, 1993, the Company's wholly-owned subsidiary, DP Holdings Ltd., a New Brunswick corporation, purchased from Crownx Inc. a 8.5% Redeemable Unsecured Debenture of BG in the principal amount of $19,374,456 for a purchase price of $19,685,522 paid in cash. Said Debenture was to be paid periodically from the net earnings of BG and to mature on November 14, 2003. Both Debentures were redeemed in 1996. Mr. Williams was President and Chief Executive Officer of BG until December 1994 and is a director of BG.

  Lord, Bissell & Brook, a Chicago law firm, provided legal services to the Company during 1997 and has been retained to provide legal services to the Company during 1998. Mr. Anderson is presently of counsel to, and until January 2, 1996 was a partner of, Lord, Bissell & Brook.

  Phoenix Home Life and the Company maintain certain relationships which are described below.

  License Agreement. On November 1, 1995, the Company and Phoenix Home Life entered into a license agreement (the "License Agreement") pursuant to which Phoenix Home Life has granted the Company an exclusive license (subject to the limited non-exclusive license granted to Merrill Lynch Phoenix Fund, Inc.) to use the name "Phoenix" and the related design (collectively, the "Trademarks") in the United States and all other jurisdictions where Phoenix Home Life has rights to such Trademarks in connection with the provision of investment advisory services to public mutual funds and other institutional investors with respect to equity and fixed income securities other than securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate (the "Licensed Services"). The Company has also been granted the right to sublicense the Trademarks for use as the name or as a component of the name of any mutual fund of which the Company is the investment adviser. The exclusive license will remain in force as long as Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively continue to beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company and for a period of five years from the date that Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively no longer beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company (the "Term"). The License Agreement also prohibits Phoenix Home Life and its subsidiaries from competing with the Company by conducting the Licensed Services during the Term. The License Agreement does not, however, preclude Phoenix Home Life and its subsidiaries from conducting business in, and rendering investment advisory services in connection with, life insurance, variable products, pension products, short-term debt investment management, management of their general accounts and separate accounts, underwriting and distribution activities, real estate and securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate and any other activities (other than the Licensed Services) currently engaged in by Phoenix Home Life and its subsidiaries. In the event Phoenix Home Life or any of its subsidiaries acquires a company conducting the business of the Licensed Services, Phoenix Home Life, through the acquired company, will have the right to continue to engage in such business and to use the Trademarks in connection with the Licensed Services for a period of three years.

  Registration Rights Agreement. On November 1, 1995, the Company and PM Holdings entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company has granted PM Holdings and its transferees the right to require the Company to effect the registration under the Securities Act of 1933 of all or any part of the shares of Common Stock and Series A Preferred Stock issued to PM Holdings. As long as the Company is eligible to use a Form S-3 registration statement (or any successor form), the number of registrations that the Company will be required to effect will be unlimited; provided, however, that the Company will not be required to effect more than three registrations on a registration statement other than Form S-3 (or any successor form). Additionally, subject to certain conditions, PM Holdings will also be entitled to piggyback registration rights. Pursuant to the Registration Rights Agreement, the Company will be required to pay all expenses in connection with any registration, except underwriting discounts and selling commissions.

  Management of Phoenix Home Life General Account and Separate Account Assets. PIC manages substantially all of the investment assets of Phoenix Home Life's General Account, other than investments in real estate and mortgages, under an agreement with Phoenix Home Life effective January 1, 1995. The agreement provides, however, that either party thereto may terminate the agreement by giving 30 days' prior written notice of termination. As of December 31, 1997, Phoenix Home Life's General Account assets under management by PIC totaled $8.4 billion. Fees paid to PIC by Phoenix Home Life for the management of its General Account assets totaled $8.5 million in 1997.

  Services and Office Space. Phoenix Home Life provides various support services to the Company pursuant to an Administrative Agreement dated as of October 1, 1995 (the "Administrative Agreement"). Currently, these services are legal, human resources, tax accounting, communications/creative services, mail and other miscellaneous services. Phoenix Home Life also provides various computer hardware, software and support services to the Company under a Computer Services Agreement dated as of October 1, 1995 (the "Computer Services Agreement"). Either party may terminate (i) the Administrative Agreement at the end of any calendar year upon 90 days' prior notice and (ii) the Computer Services Agreement after December 31, 1996 upon 180 days' prior notice. Phoenix Home Life charged the Company and its subsidiaries $5.9 million for these services (exclusive of rent and direct costs of employee benefits) in 1997. All such services are provided at rates established from time to time by negotiation between Phoenix Home Life and the Company. Changes in such rates are subject to the approval of those disinterested directors of the Company who are neither employees nor directors of Phoenix Home Life or its other subsidiaries.

  Phoenix Home Life also leases office space to the Company in Hartford, Connecticut, Enfield, Connecticut, and Greenfield, Massachusetts. Phoenix Home Life charged the Company and its subsidiaries $3.1 million for office space rentals in 1997. Phoenix Home Life currently leases an aggregate of approximately 122,000 square feet of office space to the Company at an average effective cost per annum of approximately $18 per square foot. The leases for the Enfield, Connecticut, and Greenfield, Massachusetts office space commenced as of January 1, 1995 and expire on December 31, 1998 and the lease for the office space in Hartford, Connecticut, commenced as of June 1, 1995 and expires on May 31, 2000, with an option to renew for an additional five years. Management of the Company believes that the rental rates under these leases are generally at current market rates.

  Retail Distribution. WS Griffith & Co., Inc. ("Griffith"), a registered broker-dealer subsidiary of Phoenix Home Life, is currently the largest retail distributor of Phoenix investment products, distributing shares of the Phoenix funds managed by PIC and NS&RC and the variable contracts whose assets are invested in The Phoenix Edge Series Fund. Griffith's retail sales force consists of over 1,330 registered representatives, most of whom are also members of Phoenix Home Life's insurance agent and broker field force. Mutual fund sales by Griffith accounted for approximately 5% of PIC and NS&RC's total mutual fund sales other than with respect to money market funds in 1997. Sales of variable products by Griffith accounted for 68% of PIC and NS&RC's total variable product sales in 1997.

  Griffith distributes Phoenix investment products under a sales agreement with PEPCO pursuant to which Griffith receives commissions for shares of mutual funds sold by it ranging from 2.0% to 4.75% of the per share offering price. Griffith also receives commissions under the sales agreement for variable products offered by Phoenix Home Life sold by it ranging from 3.0% to 6.0% of purchase or premium payments under such products. The commissions payable to Griffith under its sales agreement with PEPCO are payable on the same basis as those commissions paid to unaffiliated brokers for these types of products. Commissions paid to Griffith by PEPCO totaled $24.0 million in 1997.

  Participation in Phoenix Home Life's Employee Benefit Plans. Through December 31, 1997, employees of PIC and PEPCO and certain employees of the Company participated in various retirement, profit-sharing, supplemental insurance and health care and welfare benefit plans sponsored by Phoenix Home Life. Phoenix Home Life charged the Company the cost of employees' participation in the plans. Fees paid to Phoenix Home Life relating to participation of employees of PIC and PEPCO and certain employees of the Company in plans sponsored by Phoenix Home Life were $3.9 million in 1997.

  Certain Other Matters. Transactions between Phoenix Home Life and the Company entered into in the future, including changes to investment management fees with respect to the General Account, service fees, leases for office space and sales commissions to be paid to Griffith, will be determined by negotiation, will be fair, equitable and reasonable, and will be subject to the approval by a majority of the directors of the Company who are disinterested for purposes of Delaware corporate law (consisting in these circumstances of directors who are neither employees nor directors of Phoenix Home Life or its other subsidiaries). The Company believes that the financial aspects of these relationships will be no less favorable to the Company than those available through unaffiliated third parties.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the common stock of a peer group selected by the Company ("Peer Group Index") for the period beginning on December 31, 1992 through December 31, 1997.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG PHOENIX DUFF & PHELPS CORPORATION, S&P 500 INDEX AND PEER GROUP

Measurement Period           PHOENIX DUFF &       S&P
(Fiscal Year Covered)        PHELPS CORPORATION   500 INDEX    PEER GROUP
-------------------          ------------------   ---------    ----------
Measurement Pt-
3/31/92                      $100                 $100         $100
FYE 12/31/92                 $127.78              $110.44      $133.71
FYE 12/31/93                 $184.86              $120.46      $179.32
FYE 12/31/94                 $ 95.32              $121.74      $149.76
FYE 12/31/95                 $ 98.86              $159.32      $232.82
FYE 12/31/96                 $105.81              $195.88      $340.10
FYE 12/31/97                 $112.68              $261.25      $328.23

                                     LOGO

  Assumes $100 invested on December 31, 1992 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the common stock of the Peer Group Index members, and all indices assume dividend reinvestment. Peer Group Index members are Eaton Vance Corp., Franklin Resources Inc., United Asset Management Corp. and T. Rowe Price Associates. The Peer Group Index is capitalization-weighted. The cumulative total return on the Company's Common Stock has been adjusted to give effect to (i) the distribution of the stock of the Company's credit rating business to the Company's stockholders in October 1994 and (ii) the merger of Phoenix Securities Group, Inc. into the Company and the related cash and stock dividends in November 1995.

  The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO CHANGE
                              THE CORPORATE NAME

  This proposal is to amend the Company's Certificate of Incorporation to change the corporate name to Phoenix Investment Partners, Ltd.

BACKGROUND

  The Company's Board of Directors has approved and recommends to the stockholders of the Company for their approval and adoption an amendment to Article FIRST of the Company's Certificate of Incorporation to change the corporate name to Phoenix Investment Partners, Ltd. If the proposed amendment is approved, Article FIRST of the Company's Certificate of Incorporation would be amended to read as follows:

    "FIRST: The name of the corporation is Phoenix Investment Partners, Ltd. (hereinafter the "Corporation")."

REASONS FOR THE AMENDING ARTICLE FIRST

  The Board of Directors believes that the change of corporate name is desirable in order to reflect the focus of the business of the Company on providing investment management services. Additionally, as a result of several recent acquisitions by the Company, the Company's investment management services are now provided through several subsidiaries in addition to Duff & Phelps Investment Management Co. Accordingly, the Board of Directors believes that the corporate name should reflect the Company's business as a whole and not refer to only one of the subsidiaries through which its investment management services are provided. If the proposed name change is adopted, it is the intent of the Company to continue to use the tradename Duff & Phelps in connection with investment management services provided by its subsidiary Duff & Phelps Investment Management Co.

  If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

VOTE REQUIRED

  If approved by the stockholders, the proposed amendment to Article FIRST would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment to the Company's Certificate of Incorporation, which filing would take place shortly after the annual meeting.

  Adoption of the amendment to Article FIRST of the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of and to vote at the annual meeting.

  The Board of Directors recommends a vote FOR the amendment to Article FIRST of the Company's Certificate of Incorporation to change the corporate name to Phoenix Investment Partners, Ltd. Proxies solicited by the Board of Directors will be voted in favor of this proposed amendment unless stockholders specify to the contrary in their proxies.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Company's consolidated financial statements for the year ended December 31, 1997 were audited by Price Waterhouse LLP ("Price Waterhouse"), independent accountants. Price Waterhouse has been engaged as the Company's independent accountants for fiscal year 1998. Representatives of Price Waterhouse are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than December 1, 1998.

                                 OTHER MATTERS

  The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                           EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Hartford, Connecticut
March 31, 1998

PROXY                                                                      PROXY

                       PHOENIX DUFF & PHELPS CORPORATION
                56 Prospect Street, Hartford, Connecticut 06115

          This Proxy is Solicited on Behalf of The Board of Directors for The Annual Meeting of Stockholders to be held on May 7, 1998


     The undersigned hereby appoints Philip R. McLoughlin and Thomas N. Steenburg, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Phoenix Duff & Phelps Corporation (the "Company") held of record by the undersigned on March 23, 1998, at the annual meeting of stockholders to be held on May 7, 1998 or any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                       PHOENIX DUFF & PHELPS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]



1.   Election of Directors--
     Nominees: John T. Anderson, Clyde E. Bartter,
     Richard H. Booth, Glen D. Churchill, Robert W. Fiondella, Michael E. Haylon, Marilyn E. LaMarche, Edward P. Lyons, Philip R. McLoughlin, James M. Oates, Calvin J. Pedersen, Donna F. Tuttle, Ferdinand Verdonck and David A. Williams


     ---------------------------------------------------------
     (Except nominee(s) written above)

                         For      Withhold     For All
                         All        All         Except
                         [_]        [_]          [_]

2.   To amend the Company's Certificate of              For   Against   Abstain
     Incorporation to change the corporate name to      [_]     [_]       [_]
     Phoenix Investment Partners, Ltd.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. This proxy is revocable at any time.

                                            Dated:                          1998
                                                  --------------------------


Signature(s)
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

(IMPORTANT: Please sign your name exactly as it appears hereon. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

--------------------------------------------------------------------------------
                        .    FOLD AND DETACH HERE    .

                            YOUR VOTE IS IMPORTANT.


           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.